UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 25, 2011

Date of Report (date of Earliest Event Reported)

Pepper Rock Resources Corp.

(Exact Name of Registrant as Specified in its Charter)

 NEVADA

 000-53847

 27-1843986

 (State or Other Jurisdiction of

 Incorporation or Organization)

 (Commission File No.)

 (I.R.S. Employer

 Identification No.)

8200 Wilshire Blvd., Suite 200, Beverly Hills, CA 90211

(Address of principal executive offices and zip code)

(323) 556-0780

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 25, 2011, Pepper Rock Resources Corp., a Nevada corporation (the “Company”), increased the number of members on its Board of Directors from one (1) to two (2) and appointed Mr. James Park as a member of the Board of Directors, effective immediately.

Mr. Park is a Certified Senior Geologist with over 25 years of progressive experience in all phases of geotechnical and mineral resource development. His background includes expertise in the areas of geotechnical management, environmental studies, water rights, economic evaluations, acquisitions, mine planning, land patenting and reserve development. He has been an independent mining consultant since 2008 and previously served as either a consulting, chief, project or exploration geologist with the following organizations: Golden Predator Corp. November 2007 to November 2008, Mining Consultant September 1993 to November 2007. Mr. Park is a resident of Arizona and earned his Bachelor's Degree in Geology at Western Washington University and undertook graduate studies at Arizona State University, Graduate School.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2011

PEPPER ROCK RESOURCES CORP.

By: /s/ Philip Keuber

Name: PHILIP KEUBER

Title:         President